                                                                   Exhibit 99.1

                             INFORMATION STATEMENT

                     Spin-off of Riverstone Networks, Inc.
            through the Distribution By Cabletron Systems, Inc. of 99,205,992 Shares of Riverstone Common Stock to Cabletron Stockholders

  We are sending you this Information Statement because we are spinning off all of the shares that we own of our Riverstone Networks, Inc. subsidiary to the holders of our common stock and to holders of our Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock. Holders of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock will receive Riverstone shares, subject to transfer restrictions as described herein, in the amount that they would have been entitled had they converted their preferred stock into common stock immediately prior to 5:00 p.m. New York time on the record date. Each of the Riverstone shares distributed in the spin-off will be accompanied by a preferred stock purchase right. Please see Appendix A to this information for a summary description of the preferred stock purchase rights.

  We are effecting this spin-off by distributing .5131 shares of Riverstone common stock as a dividend on each outstanding share of Cabletron common stock (treating the Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock on an as-converted basis), amounting to 99,205,992 shares of Riverstone common stock in total. The dividend will be payable at 7:00 a.m. New York time on August 6, 2001 to holders of record of shares of Cabletron stock that, as described below, held the shares as of 5:00 p.m. New York time on July 27, 2001. Please note that if you sell your shares of Cabletron common stock between the record date and the distribution date in the "regular way" market, you will be selling your dividend shares. Please see "Trading Between the Record Date and Distribution Date" in this Information Statement for more information on this subject.

  Riverstone is a leading provider of Internet infrastructure equipment to telecommunications service providers in the metropolitan area network. Riverstone's routers contain bandwidth management and provisioning, accounting and billing, quality of service and content delivery capabilities that enable service providers to deliver advanced applications and differentiated services to their customers.

  As part of the transformation of Cabletron's business approved by Cabletron's stockholders at the 2000 Annual Meeting of Stockholders, effective as of June 3, 2000, Cabletron transferred the portion of its operating assets and related liabilities representing Riverstone's business to Riverstone. In connection with the transformation, Cabletron also transferred certain operating assets and related liabilities to its subsidiaries, Enterasys Networks, Inc., Aprisma Management Technologies, Inc. and GlobalNetwork Technology Services, Inc. Shortly prior to the Riverstone spin-off, Enterasys Networks, Inc. will emerge as an independent public company. This will be accomplished by merging Enterasys Networks, Inc. into Cabletron. The surviving corporation will take on the name Enterasys Networks, Inc., replacing Cabletron.

  In February 2001, Riverstone completed an initial public offering of 10,000,000 shares of its common stock and issued 5,401,970 shares to strategic investors upon the exercise of purchase rights held by these investors. Cabletron currently holds approximately 87% of the Riverstone issued and outstanding common stock. Following this spin-off, Cabletron will no longer own any shares of Riverstone and Riverstone will be a fully independent, publicly traded company. No further action on the part of Cabletron stockholders is required to approve the Riverstone spin-off.

  We are sending you this Information Statement, which contains additional information about the terms of the spin-off, Riverstone and Riverstone common stock and preferred stock purchase rights, for your information only. If you would like more information, please call Georgeson Shareholder, our information agent for the spin-off, at 1-866-635-1549 or check our website at http://www.cabletron.com.

  Neither the Securities and Exchange Commission nor any state securities regulators have approved the Riverstone common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

  The date of this Information Statement is July 27, 2001.

                                 INTRODUCTION

  We are pleased to send you this Information Statement about our spin-off of Riverstone Networks, Inc. We are effecting this spin-off by distributing all of the shares of Riverstone common stock held by Cabletron as a dividend on each outstanding share of Cabletron common stock (treating the Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock on an as-converted basis), amounting to 99,205,992 shares of Riverstone common stock in total. The dividend will be payable at 7:00 a.m. New York time on August 6, 2001 to holders of record of shares of Cabletron stock that, as described below, held the shares as of 5:00 p.m. New York time on July 27, 2001.

  Shortly prior to the Riverstone spin-off, Enterasys Networks, Inc. will emerge as an independent public company. This will be accomplished by merging Enterasys Networks, Inc. into Cabletron. The surviving corporation will take on the name Enterasys Networks, Inc., replacing Cabletron.

  We expect that these transactions will benefit our stockholders, Riverstone and the new independent Enterasys Networks, Inc. We believe that both Riverstone and Enterasys will become stronger and more competitive as a result of these transactions.

  The Information Statement provides you with important information concerning:

  . the U.S. federal income tax treatment of the Riverstone shares you will receive;

  . how we determined the number of shares you will receive;

  . how fractional shares will be treated;

  . the background and business of Riverstone; and

  . how you can obtain additional information about these matters.

  The Information Statement also includes an appendix describing Riverstone's preferred stock purchase rights which will accompany shares distributed in the spin-off.

           INFORMATION ABOUT THE RIVERSTONE NETWORKS, INC. SPIN-OFF

  In July of 2001, the Cabletron board of directors approved the spin-off of Riverstone to holders of Cabletron's common stock and to holders of Cabletron's Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock. Holders of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock will receive Riverstone shares, subject to transfer restrictions as described herein, in the amount that they would have been entitled had they converted their preferred stock into common stock immediately prior to 5:00 p.m. New York time on the record date. Cabletron is effecting this spin-off by distributing .5131 shares of Riverstone common stock as a dividend on each outstanding share of Cabletron common stock (treating the Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock on an as-converted basis), amounting to 99,205,992 shares of Riverstone common stock in total. The dividend will be payable at 7:00 a.m. New York time on August 6, 2001 to holders of record of shares of Cabletron stock that, as described below, held the shares as of 5:00 p.m. New York time on July 27, 2001.

  You will not be required to pay any cash or other consideration for the shares of Riverstone common stock distributed to you or to surrender or exchange your shares of Cabletron stock to receive the dividend of Riverstone common stock.

  Please note that if you sell your shares of Cabletron common stock between the record date and the distribution date in the "regular way" market, you will be selling your dividend shares. Please see "Trading Between the Record Date and Distribution Date" below.

The Number of Shares You Will Receive

  For each share of Cabletron common stock (treating the Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock on an as-converted basis) that you owned at 5:00 p.m. New York time on July 27, 2001, the record date, you will receive that number of shares equal to the quotient obtained by dividing the total number of shares of Riverstone common stock to be distributed in the spin-off by the total number of shares of Cabletron common stock (treating the Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock on an as-converted basis) outstanding at 5:00 p.m. New York time on the record date. Thus, the following equation determines the number of shares of Riverstone common stock you will receive for each share of Cabletron common stock you hold:

   Total number of shares of Riverstone to be
    distributed in the spin-off:                           99,205,992
                                                           ----------  = 0.5131
   Total number of shares of Cabletron common stock        193,341,789
   outstanding as of 5:00 p.m., New York time, on the
   record date (treating the Series D Participating
   Convertible Preferred Stock and Series E
   Participating Convertible Preferred Stock on an
   as-converted basis):

  Based on the number of shares of Cabletron stock outstanding as of July 27, 2001, you will receive .5131 shares of Riverstone common stock for each share of Cabletron common stock you owned at 5:00 p.m. New York time on the record date.

  Holders of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock will receive the number of Riverstone shares to which they would have been entitled had they converted their preferred stock into common stock immediately prior to 5:00 p.m. New York time on the record date. The Riverstone shares received by the holders of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock will be subject to transfer restrictions until the preferred stock is either converted into common stock or deposited with a broker upon the occurrence of the events described below.

  The holders of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock are required to deposit their Riverstone shares with a broker chosen by Cabletron promptly following any of the following events:

  . a holder delivers notice to Cabletron of the holder's intention to exercise its redemption rights;

  . Cabletron delivers notice of its intention to redeem the outstanding shares of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock and the holder is no longer entitled to exercised its conversion rights (which will occur on the tenth business day prior to the date of redemption);

  . Cabletron delivers notice to the holders of a liquidation of Cabletron;
    or

  . a holder delivers to Cabletron, at any time after 90 days following the distribution, notice of the holder's election to sell the holder's Riverstone shares.

  The broker will then sell those shares (in the case of a redemption or liquidation, not fewer than two business days prior to the redemption or liquidation, and in the case of a sale at the election of the holders, not more than ten business days following the date of deposit) and remit the net proceeds to the holders. The amount of net proceeds received by the holders will reduce the amount of the liquidation preference of the shares of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock.

Trading Between the Record Date and the Distribution Date

  From July 25, 2001 until August 6, 2001, the distribution date, there will be two markets in Cabletron common stock, a "regular way" market and an "ex-distribution" market. Shares that trade on the regular way market will trade with an entitlement to shares of Riverstone common stock distributed pursuant to the spin-off. Shares that trade on the ex-distribution market will trade without an entitlement to shares of Riverstone common stock distributed pursuant to the spin-off. Therefore, if you owned shares of Cabletron common stock at 5:00 p.m. New York time on the record date, and sell those shares on the regular way market prior to August 6, 2001, the distribution date, you will also be selling the shares of Riverstone common stock that would have been distributed to you pursuant to the spin-off. If you sell those shares of Cabletron common stock on the ex-distribution market prior to the distribution date, you will still receive the shares of Riverstone common stock that were to be distributed to you pursuant to your ownership of the shares of Cabletron common stock.

  Furthermore, from July 25, 2001 until the distribution date there will be two markets in Riverstone common stock, a "regular way" market and a "when-issued trading" market. The regular way market will be the same market for shares of Riverstone common stock that existed prior to July 25, 2001. The when-issued trading market will be a market for shares of Riverstone common stock that will be distributed to Cabletron stockholders on the distribution date. If you owned shares of Cabletron common stock at 5:00 p.m. New York time on the record date, then you are entitled to shares of Riverstone common stock distributed pursuant to the spin-off. You may trade this entitlement to shares of Riverstone common stock, without the shares of Cabletron common stock you own, on the when-issued trading market.

When and How You Will Receive the Dividend

  We will pay the dividend at 7:00 a.m. New York time on August 6, 2001 by releasing our shares of Riverstone common stock to be distributed in the spin-off to Mellon Investor Services LLC, Riverstone's transfer agent. On August 6, 2001, the transfer agent will cause the shares of Riverstone common stock to which you are entitled to be registered in your name or in the "street name" of your brokerage firm. Most Cabletron stockholders have their Cabletron certificates held on account by a stock brokerage firm. In such cases, the brokerage firm is the registered holder or "street name" and the physical Riverstone certificates will be mailed to the brokerage firm. Your broker will in turn electronically credit your account for the Riverstone shares you are entitled to receive. This will take 3 to 8 business days after August 6, 2001. If you have any questions in this regard, we encourage you to contact your broker on the mechanics of having the Riverstone shares posted to your account.

  If you physically hold the Cabletron stock certificates and are the registered holder, the Riverstone certificates will be mailed directly to you. You will receive stock certificates representing your ownership of whole shares of Riverstone common stock from the transfer agent. The transfer agent will begin mailing stock certificates representing your ownership of whole shares of Riverstone common stock promptly after August 6, 2001, the distribution date.

  The transfer agent will not deliver any fractional shares of Riverstone common stock in connection with the spin-off. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. Your check for any cash that you may be entitled to receive instead of fractional shares of Riverstone common stock will follow separately. We currently estimate that it will take about two weeks from the dividend payment date for the transfer agent to complete these mailings.

U.S. Federal Income Tax Consequences

  Tax-Free Status of the Spin-off. We have received a private letter ruling from the U.S. Internal Revenue Service stating that our distribution of Riverstone common stock to our holders of capital stock in connection with the spin-off will be tax-free to us and to the holders of our stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

  . Cabletron stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Riverstone common stock as a result of the spin-off; and

  . Cabletron will not recognize gain or loss as a result of the spin-off.

  Although private letter rulings are generally binding on the IRS, we will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our spin-off to be taxable, the above consequences would not apply and both Cabletron and our stockholders could be subject to tax.

  Even if the distribution of Riverstone stock otherwise qualifies as tax-free, it may be disqualified as tax-free to us under Section 355(e) of the Internal Revenue Code if 50% or more of the stock of Riverstone or us is acquired as part of a plan or series of related transactions that includes the distribution. For this purpose, acquisitions of our stock or Riverstone's stock within two years before or after the distribution are presumed to be part of such a plan, although we or Riverstone might be able to rebut that presumption. If such an acquisition of our stock or Riverstone's stock triggers the application of Section 355(e), we would recognize taxable gain on the distribution but the distribution would generally be tax-free to you. Under a tax-sharing agreement, Riverstone would be required to indemnify us against that taxable gain if it were triggered by an acquisition of Riverstone's stock.

  Subsequent Sale of Stock. If you sell your shares of Riverstone common stock or Cabletron stock after the spin-off, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

  Allocation of Tax Basis. The tax basis in your shares of Cabletron stock immediately prior to the spin-off will be allocated between your Riverstone common stock and Cabletron stock in proportion to their relative fair market value on the August 6, 2001 distribution date. Following the spin-off, your aggregate tax basis in your shares of Cabletron stock and Riverstone common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Cabletron stock immediately prior to the spin-off.

  Holding Period. The holding period of the shares of Riverstone common stock that you receive as a result of the spin-off will include, and immediately after the distribution will be the same as, the holding period for your shares of Cabletron stock with respect to which your distribution of Riverstone common stock was made, provided that your shares of Cabletron stock are held as a capital asset on the distribution date.

  Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Riverstone common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Cabletron stock on which you received your distribution of Riverstone common stock.

  State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Riverstone common stock and any payment for fractional shares.

  Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the spin-off occurs. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so that it can be completed and attached to your tax return.

  The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States, who acquired their stock as a result of the exercise of options, or who are otherwise subject to special treatment under the Internal Revenue Code. In addition, this summary only discusses certain tax consequences of the receipt by Cabletron stockholders of Riverstone common stock (and cash in lieu of fractional shares) in the spin-off. It does not discuss any tax consequences of any other transactions that may occur concurrently with or as a result of the spin-off, including, for example, any issuance of options. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                         INFORMATION ABOUT RIVERSTONE

Overview of Riverstone

  Riverstone is a leading provider of Internet infrastructure equipment to telecommunications service providers in the metropolitan area network. Riverstone's routers contain bandwidth management and provisioning, accounting and billing, quality of service and content delivery capabilities that enable service providers to deliver advanced applications and differentiated services to their customers.

  The bulk of Internet traffic is now produced and consumed within metropolitan areas. At the same time, improved technology is significantly increasing the amount of data that can be transmitted over the network to the end-user. These trends have led to the rise of the metropolitan area network, which encompasses service providers, the Internet infrastructure connecting these service providers with their customers and the Internet backbone. Historically, end-users required only basic bandwidth and connectivity to the Internet. Today, the Internet is an integral part of communication and commerce, creating end-user demand for sophisticated business applications and services. Service providers are seeking to build networks with advanced capabilities to offer these services. In most cases, existing infrastructure equipment has not been designed to deliver these advanced services without significantly degrading performance and increasing costs. Riverstone believes its products meet the needs of service providers to create and deliver services cost-effectively to their customers in metropolitan area networks. By implementing advanced functionality in hardware rather than software, Riverstone is able to deliver these services without a degradation in performance.

  Riverstone sells and markets its products directly to customers and through relationships with value-added resellers and original equipment manufacturers. Riverstone's customers include carriers, content hosting providers and metropolitan service providers, as well as traditional Internet service providers.

Background of the Separation of Riverstone from Cabletron

  As part of the transformation of Cabletron's business approved by Cabletron's stockholders at the 2000 Annual Meeting of Stockholders, effective as of June 3, 2000, Cabletron transferred the portion of its operating assets and related liabilities representing Riverstone's business to Riverstone. After the completion of Riverstone's initial public offering on February 22, 2001, 92,088,235 shares of Riverstone's common stock were held by Cabletron, 5,401,970 shares were held by strategic investors which exercised purchase rights in connection with the initial public offering, and 10,000,000 shares had been sold in the public offering. In July of 2001, Riverstone issued an additional 7,117,757 shares of its common stock to Cabletron in exchange for $120 million in cash and certain strategic investments.

  In connection with the transformation, Cabletron previously transferred certain operating assets and related liabilities to its subsidiaries, Enterasys Networks, Inc., Aprisma Management Technologies, Inc. and GlobalNetwork Technology Services, Inc. Prior to the Riverstone spin-off, Enterasys Networks, Inc. will emerge as an independent public company. This will be accomplished by merging Enterasys Networks, Inc. into Cabletron. The surviving corporation will take on the name Enterasys Networks, Inc., replacing Cabletron. On July 10, 2001, Cabletron announced that, subject to market conditions, it is expected that Aprisma will be spun-off around the end of calendar year 2001.

  In the final step of the separation of Riverstone from Cabletron, Cabletron plans to distribute all of the shares of Riverstone common stock that it owns to the holders of Cabletron's common stock, Series D Participating Convertible Preferred Stock (on an as-converted basis) and Series E Participating Convertible Preferred Stock (on an as-converted basis), on a pro rata basis. Holders of Series D Participating Convertible Preferred Stock and Series E Participating Convertible Preferred Stock will receive the number of Riverstone shares to which they would have been entitled had they converted their preferred stock into common stock immediately prior to 5:00 p.m. New York time on the record date, subject to transfer restrictions as described herein. On July 12, 2001, the Cabletron board of directors approved the spin-off of all of the shares of Riverstone common stock held by Cabletron by means of a dividend as described in this Information Statement. After the spin-off of these 99,205,992 shares of Riverstone common stock, Cabletron will not own any shares of Riverstone common stock and Riverstone will be a fully independent, publicly traded company.

Riverstone Capital Stock

  Under Riverstone's Amended and Restated Certificate of Incorporation, the authorized capital stock of the company is 300,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value, 200,000 of which have been designated Series A Preferred Stock. As of July 27, 2001, there were 114,607,962 shares of Riverstone common stock outstanding and no shares of Riverstone preferred stock outstanding.

  On July 13, 2001, in connection with a Stockholder Rights Agreement, the Riverstone board of directors declared a dividend of one right to purchase one one-thousandth (1/1000th) of a share of Series A Preferred Stock, $.01 par value per share, of Riverstone for each outstanding share of common stock, $.01 par value per share, of Riverstone. Each share of Riverstone common stock that you receive in the spin-off will be accompanied by a right. Please see Appendix A to this Information Statement for a summary description of these preferred stock purchase rights.

Riverstone Supplemental Options and Spin-Off Warrants

  Under Riverstone's 2000 Equity Incentive Plan, Riverstone has agreed that upon a distribution of Riverstone's stock by Cabletron to Cabletron's stockholders, Riverstone will grant to the holders of Cabletron stock options on the day prior to the spin additional options under Riverstone's 2000 Equity Incentive Plan. The same distribution ratio of Riverstone shares to Cabletron shares that applies in Cabletron's distribution of its Riverstone shares to its stockholders will be used to determine the number of Riverstone shares that will be subject to the additional options to be granted to holders of Cabletron options. The exercise price of Cabletron options will be adjusted after the distribution, and the exercise price of the supplemental options will be determined, such that:

  . the aggregate amount of intrinsic value, that is, the difference between the exercise price and stock value, in the two options, after the distribution does not exceed the intrinsic value in the Cabletron options before the distribution; and

  . the ratio of the exercise price for each option to the market value for each shares is not reduced.

  The supplemental options will generally have the same vesting and exercisability provisions as the Cabletron options to which they relate.

  Riverstone has also agreed that concurrently with a distribution by Cabletron of its Riverstone stock to its stockholders, Riverstone will issue to certain strategic investors warrants to purchase a number of shares of

Riverstone common stock equal to the number of shares that the investors would have received in the distribution if the investors had exercised the Cabletron warrants they held immediately prior to 5:00 p.m. New York time on the distribution date. Subject to adjustments provided for in the Cabletron warrants, the warrants held by the investors represent the right to buy 250,000 shares of Cabletron common stock at an exercise price of $45 per share and the right to buy an additional 200,000 shares of Cabletron common stock at $35 per share. The new warrants issued by Riverstone will have an aggregate exercise price that bears the same relationship to the aggregate exercise price for the Cabletron warrants as the equity value of Riverstone bears to the equity value of Cabletron at the time of the issuance of the new warrants.

Market for Riverstone Common Stock

  Riverstone common stock trades on the Nasdaq National Market under the symbol "RSTN." A public market was established for Riverstone common stock as a result of Riverstone's initial public offering in February 2001.

  The following table sets forth, for the period indicated, the high and low sale prices of Riverstone common stock as reported on the Nasdaq National Market. We urge you to obtain current quotations for Riverstone common stock.

                                                                    High   Low
                                                                   ------ -----
February 16, 2001 to July 27, 2001................................ $24.10 $6.50

Riverstone Transfer Agent

  The transfer agent and registrar for Riverstone common stock is Mellon Investor Services LLC. You may contact the transfer agent and registrar at the addresses set forth below. All correspondence should be sent to the following as appropriate:

Mail:    Mellon Investor Services   Overnight/Express Mail:  Mellon Investor Services
         P.O. Box 3315                                       85 Challenger Road
         South Hackensack, NJ 07606                          Overpeck Centre
                                                             Ridgefield Park, NJ 07660

  Riverstone and Cabletron are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. Riverstone has been subject to the Securities Exchange Act Reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Riverstone, we urge you to read Riverstone's reports filed with the SEC.

  You may read and copy Riverstone's and Cabletron's reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  Each of Riverstone and Cabletron maintains a website that offers additional information about the company.

  . Visit Riverstone's website at http://www.riverstonenet.com

  . Visit Cabletron's website at http://www.cabletron.com

                                                                     Appendix A

             Summary of Riverstone Preferred Stock Purchase Rights

  On July 13, 2001, Riverstone declared a dividend distribution of one preferred stock purchase right (collectively, the "Rights", and individually, a "Right") for each share of its common stock. Each Right entitles the registered holder to purchase from Riverstone after the Rights Distribution Date (described below) one one-thousandth of a share of Riverstone Series A Preferred Stock, $.01 par value per share (the "Preferred Stock"). The exercise price is $115.00 for each one-thousandth of a share of Preferred Stock. Each share of Riverstone common stock that you receive in the spin-off will be accompanied by a Right.

  Rights Agreement. The terms of the Rights are set forth in a Rights Agreement between Riverstone and Mellon Investor Services LLC, as Rights Agent. A copy of the Rights Agreement is an Exhibit to the Form 8-A filed by Riverstone with the Securities and Exchange Commission on July 20, 2001. A copy of the Rights Agreement is available to a holder of Riverstone shares free of charge from the Rights Agent at the following address:

  Mellon Investor Services LLC
  400 S. Hope Street, 4th Floor
  Los Angeles, California 90071

  Exercisability of the Rights; Rights Distribution Date. The Rights are not exercisable until the Rights Distribution Date. The Rights Distribution Date would occur, if ever, ten business days after either of the following events:

  . A public announcement that a person or group other than certain exempt persons has acquired, or obtained the right to acquire, beneficial ownership of 15.0% or more of Riverstone's outstanding common stock (an "Acquiring Person", and such date being referred to herein as the "Stock Acquisition Date"), or

  . The commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group, other than certain exempt persons, owning 15.0% or more of Riverstone's outstanding common stock.

  Mergers, Asset Sales and Self-Dealing Transactions. If after the Stock Acquisition Date Riverstone is acquired in a merger or other business combination, or 25% or more of its assets or earning power is sold, proper provision is to be made so that each holder of a Right would have the right to receive, upon exercise of the Right, that number of shares of common stock of the acquiring company which at the time has a market value of two times the exercise price of the Right.

In the event that:

  (1) Riverstone is the surviving corporation in a merger with an Acquiring Person and Riverstone's common stock is not changed or exchanged, or

  (2) an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement described below, or

  (3) during such time as there is an Acquiring Person any recapitalization, reorganization or other transaction involving Riverstone occurs which result in such Acquiring Person's ownership interest being increased by more than 1%, then each holder of a Right would have the right to receive, upon exercise of the Right, that number of shares of Riverstone common stock (or, in certain circumstances, cash, property or other securities of Riverstone) having a market value of two times the exercise price of the Right.

  Following the occurrence of any of the events described in this section, any Rights beneficially owned by any Acquiring Person would immediately become null and void.

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  Exchange Option. The Riverstone board of directors may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights for shares of Riverstone common stock at an exchange ratio of one share of Riverstone common stock per Right. The Riverstone board, however, may not effect an exchange at any time after any person (other than (i) Riverstone, (ii) any subsidiary of Riverstone, (iii) any employee benefit plan of Riverstone or any such subsidiary or any entity holding common stock for or pursuant to the terms of any such plan or
(iv) until the close of business on August 15, 2001, Cabletron Systems, Inc.), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Riverstone common stock then outstanding. Immediately upon the action of the Riverstone board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Riverstone common stock equal to the number of such Rights held by the holder.

  Transferability of Rights. Until the Rights Distribution Date, the Riverstone common stock certificates will evidence the Rights, and the transfer of the Riverstone common stock certificates will constitute a transfer of the Rights. After the Rights Distribution Date, separate certificates evidencing the Rights would be mailed to holders of record of Riverstone's common stock as of the close of business on the Rights Distribution Date, and such separate Rights certificates alone would evidence the Rights.

  Redemption. Riverstone, by a majority vote of its board of directors, may redeem the Rights at a redemption price of $.01 per Right at any time before the earlier of the Rights Distribution Date or the close of business on the Expiration Date described below. Immediately upon such redemption, the right to exercise the Rights will terminate, and the Rights holders will become entitled only to receive the redemption price.

  Expiration Date of Rights. If not previously exercised or redeemed, the Rights will expire on July 13, 2011.

  Anti-Dilution Adjustment. The exercise price, the redemption price, the exchange ratio and the number of shares of the Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under the following circumstances:

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, or

  . upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price, or

  . upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of the earnings or retained earnings of Riverstone and dividends payable in shares of Preferred Stock) or of subscription rights or warrants (other than those referred to above).

  With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least 1% in such price. At Riverstone's option, cash (based on the market price on the last trading date prior to the date of the exercise) will be paid instead of issuing fractional shares of any securities (other than fractional shares of Preferred Stock in integral multiples of one-thousandth of a share).

  No Shareholder Rights. A Right holder, as such, has no rights as a shareholder of Riverstone, including, without limitation, the right to vote or receive dividends.

  Amendments. Any of the provisions of the Rights Agreement may be amended by the Riverstone board of directors prior to the Rights Distribution Date without the approval of any holders of the Rights. After the Rights Distribution Date, the Riverstone board of directors may amend the Rights Agreement to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement. A majority vote of the Riverstone board of directors is required for this purpose.

  Tax Consequences. Although Riverstone believes that neither the distribution of the Rights nor the subsequent separation of the Rights on the Rights Distribution Date should be taxable to the stockholders or Riverstone, stockholders may, depending upon the circumstances, realize taxable income upon the occurrence of an event described under "Mergers, Asset Sales and Self-Dealing Transactions."

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